UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2014

Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11101 W 120th Ave, Suite 200, Broomfield, Colorado 80021
(Address of Principal Executive Offices) (Zip Code)

303-544-1111

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.   Termination of Material Definitive Agreement.

On October 23, 2014, Roomlinx, Inc., a Nevada corporation (“Roomlinx”), and certain holders of shares of Roomlinx’s Class A Preferred Stock (the “Holders”) mutually agreed to terminate the Redemption Agreements dated as of April 1, 2014 between Roomlinx and such Holders. The terms of such terminated Redemption Agreements were disclosed in the Form 8-K filed by Roomlinx with the Securities and Exchange Commission on April 2, 2014. In connection with such terminations, Roomlinx and each such Holder exchanged mutual releases of any and all claims or actions against each other. There are no material relationships between Roomlinx or its affiliates and any of the Holders.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2014, Ms. Karen Poppe ceased serving in the positions of interim Chief Financial Officer and interim Chief Principal Accounting Officer of Roomlinx in accordance with the terms of her appointment. Ms. Poppe held such positions with Roomlinx since August 11, 2014.

Ms. Poppe did not note any disagreements with management or company practices or policies. Roomlinx has not yet appointed Ms. Poppe’s replacement as Chief Financial Officer or Chief Principal Accounting Officer. Roomlinx will immediately commence an executive search to replace Ms. Poppe.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2014	ROOMLINX INC.

By:	/s/ Michael S. Wasik
Michael S. Wasik
President and Chief Executive Officer

2